LegalZoom.com, Inc.
MANDATORY CLAWBACK POLICY
Recoupment of Incentive-Based Compensation
It is the policy of LegalZoom.com, Inc. (the “Company”) that, in the event the Company is required to prepare an Accounting Restatement, the Company will recover on a reasonably prompt basis the amount of any Incentive-Based Compensation Received by a Covered Executive during the Recovery Period that exceeds the amount that otherwise would have been Received had it been determined based on the restated financial statements.
Policy Administration and Definitions
This Policy is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), and any determinations made by the Committee shall be final and binding on all affected individuals. This Policy is intended to comply with, and as applicable to be administered and interpreted consistent with, Listing Rule 5608 adopted by The Nasdaq Stock Market LLC (“Nasdaq”) to implement Rule 10D-1 under the Securities Exchange Act of 1934, as amended (collectively, “Rule 10D-1”).
For purposes of this Policy:
“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement).
“Incentive-Based Compensation” means any compensation granted, earned or vested based in whole or in part on the Company’s attainment of a Financial Reporting Measure that was Received by a person (i) on or after October 2, 2023 and after the person began service as a Covered Executive, and (ii) who served as a Covered Executive at any time during the performance period for the Incentive-Based Compensation (whether or not such Covered Executive is serving at the time the Incentive-Based Compensation is required to be repaid to the Company).
“Financial Reporting Measure” is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based in whole or in part on the Company’s stock price or total shareholder return. For the avoidance of doubt, a Financial Reporting Measure need not be presented in the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission (the “SEC”).
Incentive-Based Compensation is deemed to be “Received” in the fiscal period during which the relevant Financial Reporting Measure is attained, regardless of when the compensation is actually paid or awarded.

“Covered Executive” means any officer of the Company as defined under Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, as well as any other member of senior management whose compensation is determined and approved by the Committee.
“Recovery Period” means, with respect to any Accounting Restatement, the three completed fiscal years immediately preceding the Restatement Date and, if the Company changes its fiscal year, any “transition period” as prescribed under Rule 10D-1.
“Restatement Date” mean the earlier to occur of (i) the date the Board of Directors, a committee of the Board of Directors or the officers of the Company authorized to take such action if action by the Board of Directors is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.
If the Committee determines the amount of Incentive-Based Compensation Received by a Covered Executive during a Recovery Period exceeds the amount that would have been Received if determined or calculated based on the Company’s restated financial results, such excess amount of Incentive-Based Compensation shall be subject to recoupment by the Company pursuant to this Policy. For Incentive-Based Compensation based on stock price or total shareholder return, the Committee will determine the amount based on a reasonable estimate of the effect of the accounting restatement on the relevant stock price or total shareholder return. In all cases, the calculation of the excess amount of Incentive-Based Compensation to be recovered will be determined on a pre-tax basis.
The Committee shall have broad discretion to determine the appropriate means of recovery of erroneously awarded Incentive Compensation based on all applicable facts and circumstances and taking into account the time value of money and the cost to stockholders of delaying recovery. The Company may effectuate any recovery pursuant to this Policy by requiring payment of such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the Committee determines to be appropriate. Any determinations made by the Committee under this Policy shall be final and binding on all affected individuals.
Notwithstanding anything herein to the contrary, the Company need not recover the excess amount of Incentive-Based Compensation if and to the extent that the Committee determines that such recovery is impracticable and not required under Rule 10D-1, including if the Committee determines that the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered after making a reasonable attempt to recover such amounts. The Company is authorized to take appropriate steps to implement this Policy with respect to Incentive-Based Compensation arrangements with Covered Executives.
Disclosure
The Company shall file all disclosures with respect to this Policy required by applicable SEC filings and rules.
Acknowledgement
Each Covered Executive shall sign and return to the Company, within 30 calendar days following the later of (i) the effective date of this Policy or (ii) the date the individual becomes a Covered Executive, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Covered Executive agrees to be bound by, and to comply with, the terms and conditions of this Policy.

Amendment; Termination
The Committee may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary. Notwithstanding anything herein to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate any federal securities laws, SEC rule or Nasdaq rule.

Other Recovery Rights

The Committee intends that this Policy will be applied to the fullest extent required by applicable law. Any employment agreement, equity award agreement, compensatory plan or any other agreement or arrangement with a Covered Executive shall be deemed to include, as a condition to the grant of any benefit thereunder, an agreement by the Covered Executive to abide by the terms of this Policy. Any right of recoupment or recovery pursuant to this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any other policy, any employment agreement or plan or award terms, and any other legal remedies available to the Company.

Effective and Adopted by the Compensation Committee on June 23, 2023

EXHIBIT A

LEGALZOOM.COM, INC.
MANDATORY CLAWBACK POLICY

ACKNOWLEDGEMENT FORM

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the Mandatory Clawback Policy (the “Policy”) of LegalZoom.com, Inc. (the “Company”).

By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any erroneously awarded Incentive-Based Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy.

                            COVERED EXECUTIVE

                            ________________________
                            Signature

                            ________________________
                            Print Name

                            ________________________
                            Date

4